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                                                        EXHIBIT 23.4


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 of our report dated March 3, 1995 on the financial statements of Just For Pets Superstores, Inc. (the Company) as of and for the year ended December 31, 1994. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.

                                                      /s/ Arthur Andersen LLP

Boston, Massachusetts
January 29, 1997